EXHIBIT 99.2

Clarkston Financial Corporation to Extend Common Stock Rights Offering

[PR Newswire  ·  2005-07-12 ]

CLARKSTON, Mich., July 12 /PRNewswire-FirstCall/ — Clarkston Financial Corporation (OTC Bulletin Board: CKSB), the holding company for Clarkston State Bank, announced today that it has extended to 5:00 p.m. EDT, July 22, 2005 the deadline for eligible shareholders to subscribe to buy new shares under its current common stock rights offering. All other terms and conditions of the offering, which was originally scheduled to expire July 15, 2005, remain the same.

Under the terms of the offering, common stock holders of record on June 6, 2005 are entitled to one non-transferable right for each four shares of common stock held, with the number of rights granted to each holder rounded down to the nearest whole number. Each right is exercisable for one share of common stock at a subscription price of $18.00 cash.

The Company has filed a registration statement with the Securities and Exchange Commission (SEC) for the rights offering which was declared effective on June 14, 2005. The offering will be made only by means of a prospectus prepared by the Company and filed with the SEC as part of the registration statement. The complete terms and conditions of the rights offering are set forth in the prospectus and accompanying subscription materials that have been mailed to shareholders. Shareholders who hold their shares through a broker, bank or other nominee should contact the broker, bank or nominee for further information concerning participation in the rights offering.

The primary purpose of the rights offering is to raise capital for the purchase by Clarkston Financial Corporation of the majority of capital stock of Huron Valley State Bank, a Michigan banking corporation that has not yet been formed and the organization of which is subject to the receipt of necessary regulatory approvals. The balance of the stock of Huron Valley State Bank (assuming regulatory approval is received) will be owned by purchasers of the common stock of Huron Valley State Bank in a separate stock offering.

If the rights offering is undersubscribed, Clarkston may conduct a limited community offering of its common stock to sell the balance of the 262,192 shares offered for sale in the rights offering. If conducted, stock offered in this community offering will be offered pursuant to a prospectus delivered to selected investors. Clarkston has retained Donnelly Penman & Partners to serve as the exclusive sales agent in connection with the limited community offering, if it occurs.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Safe Harbor. This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. The opening of Huron Valley State Bank (a Michigan banking corporation to be formed) is subject to prior regulatory approval by the FDIC and by the Michigan Office of Financial and Insurance Services. Actual results may differ materially from the results discussed in the forward- looking statements. Factors that may cause such a difference include: changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors included in the Corporation’s filings with the Securities and Exchange Commission, available via EDGAR. The Corporation assumes no responsibility to update forward-looking statements.

SOURCE Clarkston Financial Corporation
-0-                        07/12/2005
/CONTACT: Grant Smith, COO & CFO of Clarkston Financial Corporation,
+1-248-922-6945; or Mike Marcotte of Marcotte Financial Relations,
+1-248-656-3873, for Clarkston Financial Corporation/
(CKSB)